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                                                                    EXHIBIT 4.4


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

VOID AFTER 5:00 P.M. (CALIFORNIA TIME) ON THE WARRANT EXPIRATION DATE OR, IF NOT A BUSINESS DAY, AT 5:00 P.M. (CALIFORNIA TIME) ON THE NEXT FOLLOWING BUSINESS DAY.

                           FLEETWOOD ENTERPRISES, INC.
                          COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, Bain & Company, Inc., a Massachusetts corporation (the "Holder") is entitled to purchase one hundred fifty thousand (150,000) shares of Common Stock (the "Warrant Shares") of Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), at the price of fourteen dollars and forty-five cents ($14.45) (the "Warrant Price"), subject to adjustments and all other terms and conditions set forth in this Warrant.

     1. DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

            (a) "Acquisition" means any sale or other disposition of all or substantially all of the assets of the Company, any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction, or any series of related transactions to which the Company is a party in which an excess of fifty percent (50%) of the Company's voting power is transferred, excluding any consolidation, merger, reorganization or the like effected exclusively to change the domicile of the Company.

            (b) "Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            (c) "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of California are authorized by law to remain closed.

            (d) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

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            (e)     "Common Stock" shall mean shares of the Company's presently or subsequently authorized common stock, and any stock into which such common stock may hereafter be exchanged.

            (f) "Company" shall mean Fleetwood Enterprises, Inc., a Delaware corporation, and any corporation which shall succeed to or assume the obligations of Fleetwood Enterprises, Inc., under this Warrant.

            (g)     "Date of Grant" shall mean August 30, 2001.

            (h) "Exercise Date" shall mean the effective date of the delivery of the Notice of Exercise pursuant to Sections 3 and 11 below.

            (i) "Holder" shall mean Bain & Company, Inc. or any other person or entity who shall at the time be the registered holder of this Warrant.

            (j) "Warrant" shall mean this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

            (k) "Warrant Expiration Date" shall mean January 2, 2005, or if such day is not a Business Day, the next following Business Day.

            (l) "Warrant Price" shall mean $14.45 per share, subject to adjustment and all other terms and conditions as set forth in this Warrant.

            (m) "Warrant Shares" shall mean 150,000 shares of Common Stock underlying this Warrant, subject to adjustment and all other terms and conditions as set forth in this Warrant.

     2. TERM; EXPIRATION DATE. The purchase right represented by this Warrant is exercisable only during the period commencing upon the Date of Grant and ending at 5:00 P.M. California time on the Warrant Expiration Date.

     3.     EXERCISE OF WARRANT.

(a) EXERCISE. This Warrant may be exercised, in whole or in part, by the Holder hereof by delivery to the Company, at its principal office, the notice of exercise (the "Notice of Exercise") in the form of EXHIBIT A attached hereto, duly executed by the Holder, and in the discretion of Holder, the Holder may either (1) prior to or concurrent with such delivery place in escrow, with Salomon Smith Barney or another nationally recognized escrow agent mutually agreed to by the parties, a payment either in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying the number of Warrant Shares for which this Warrant is being exercised by the Warrant Price then in effect (the "Exercise Price") and this Warrant, and evidence reasonably satisfactory to the Company of such delivery to the escrow agent shall be provided with the Notice of Exercise, or (2) accompany the Notice of Exercise with payment in either cash or by certified or official bank check payable to the order of the Company in the amount of the Exercise Price with the surrender of the Warrant to the Company. All costs, fees and expenses of the escrow agent shall be paid by the Holder.

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At the time this Warrant is exercised, the Holder will make such representations, and such legends will be placed on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without registration under the Act or qualification under applicable securities laws.

            (b) DELIVERY OF CERTIFICATE. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the escrow agent or the Holder, as applicable, within three (3) days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Warrant Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder and concurrently delivered with the certificates within such three (3) day period. If the Holder has elected to place the Exercise Price and this Warrant in escrow, the agreement governing the escrow arrangement shall state that upon receipt of the certificates and the replacement warrant, if applicable, the monies and this Warrant held in escrow shall be immediately released to the Company.

            (c) NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Fair Market Value of a share of Common Stock as of the Exercise Date. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in the Wall Street Journal. In the event that such a closing price is not available for a Determination Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last New York Stock Exchange business day prior to such date or such other amount as may be determined by the Company's board of directors by any fair and reasonable means.

            (d) REGISTRATION AND LISTING OF SECURITIES. The Company shall prepare and file with the Commission on or before the date that is 120 days after the date hereof a registration statement on Form S-3 (or if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of the shares of Common Stock then underlying this Warrant) for the purpose of registering under the Act all of the shares of Common Stock then underlying this Warrant for resale by, and for the account of, the Holder as selling stockholder thereunder (the "Registration Statement"), PROVIDED HOWEVER, that the Holder shall have timely provided all information and materials for inclusion in the Registration Statement relating to the Holder, its predecessors and affiliates or its plan of distribution for this Warrant or the Warrant Shares and taken all such other action as may be reasonably required by the Company, in order for the Company to meet this schedule and to permit the Company to comply with all applicable requirements of the Act and the Commission. The Company shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as possible after filing. The Company shall prepare and submit to the New York Stock Exchange the appropriate listing application to list the Warrant Shares on or before the date that is 90 days after the date hereof, and shall use its reasonable best efforts to cause the Warrant Shares to be listed on the New York Stock Exchange as soon as possible after such date. The Company shall use its reasonable best efforts to keep the Registration Statement effective at all times until the

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earlier of (1) the Warrant Expiration Date, (2) the date on which all of the shares of Common Stock underlying this Warrant that are covered by the Registration Statement (the "Registered Shares") are sold, or (3) the date on which all of the Registered Shares may be sold without any restriction pursuant to Rule 144(k) of the Act as determined by the counsel to the Company pursuant to a written letter, addressed to the Company's transfer agent to such effect.

            (e) RESERVATION OF SHARES. The Company shall reserve for issuance and delivery upon exercise of this Warrant such number of Warrant Shares that may be issuable, from time to time, upon exercise of this Warrant. All such shares will be duly authorized, and when issued upon such exercise, will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights (except the restrictions imposed by the legend appearing at the top of the facing page of this Warrant).

            (f) TRANSFER TAXES. The Holder shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares.

     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and/or character of securities issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) ADJUSTMENT FOR DIVIDENDS IN STOCK. In case at any time or from time to time the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend then, and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable upon such exercise, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Holder would hold on the date of such exercise had it been the holder of record of Warrant Shares receivable upon such exercise on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Warrant Shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by subparagraphs (b) and
(c) of this Section 4.

            (b) ADJUSTMENT FOR RECLASSIFICATION OR REORGANIZATION. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company, then, and in each such case, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization, shall be entitled to receive, in lieu of or in addition to the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subparagraphs (a) and
(c); in each such case, the terms of this Section 4 shall be applicable to the

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shares of stock or other securities and property receivable upon the exercise of this Warrant after such consummation.

            (c) STOCK SPLITS AND REVERSE STOCK SPLITS. If, after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of Warrant Shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of Warrant Shares receivable upon exercise of the Warrant shall be proportionately decreased.

     5. TERMINATION ON ACQUISITION. This Warrant shall terminate, if not earlier exercised, in the event of an Acquisition. In the event the Company is proposed to be acquired, in addition to the notice requirements of Section 6 hereof, the Company shall provide the Holder with all information with respect to the Acquisition that is otherwise provided to stockholders of the Company at such time and from time to time during the pendency of the Acquisition, including (but not limited to) the proposed price to be paid in the proposed Acquisition. The Holder shall have the right to exercise this Warrant on or prior to the closing date with respect to the proposed Acquisition; if the Warrant is not exercised on or prior to such closing date, the Warrant shall expire upon the occurrence of the closing of the Acquisition.

     6. NOTICES OF RECORD DATE, ETC. In the event of (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (the "Distribution"), (b) any capital reorganization or reclassification of the stated capital of the Company or any consolidation or merger of the Company with any other corporation or corporations (other than a wholly-owned subsidiary), or the sale or distribution of all or substantially all of the Company's property and assets (the "Reorganization Event"), or (c) the effectiveness of the Registration Statement pursuant to Section 3(d) hereof, the Company will mail or cause to be mailed to the Holder a notice specifying
(i) the date of any such Distribution stating the amount and character of such Distribution, (ii) the date on which any such Reorganization Event is expected to become effective or the date on which the Registration Statement was declared effective, as the case may be, and (iii) the time, if any, that is to be fixed as to when the holders of record of the Company's securities shall be entitled to exchange their shares of the Company's securities for securities or other property deliverable upon such Reorganization Event. Such notice shall be mailed at least ten (10) days prior to the date therein specified, except that the notification of the effectiveness of the Registration Statement must be made within three (3) Business Days following such effectiveness.

     7.     SECURITIES LAW REQUIREMENTS.

            (a) LEGALITY OF ISSUANCE. No Warrant Shares shall be issued upon the exercise of this Warrant unless and until the Company has determined that:

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                    (1)     any applicable listing requirements of the New York
            Stock Exchange with respect to the Warrant Shares have been satisfied; and

                    (2) any applicable provisions of state or federal law, including restrictions under the Act and applicable state securities laws, have been satisfied.

            (b) COMPLIANCE WITH ACT. The Holder, by acceptance hereof, agrees and acknowledges (1) that this Warrant is being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution hereof and that it will not offer, sell or otherwise dispose of this Warrant except under circumstances which will not result in a violation of the Act, and (2) that neither the offer nor sale of this Warrant nor the shares of Common Stock underlying this Warrant have been registered or qualified under the Act or any state securities laws on the ground that such offer and sale is or will be exempt from registration and qualification under Sections 4(2) and 18 of the Act, and that the Warrant and the shares of Common Stock underlying the Warrant cannot be offered, sold or transferred except in compliance with the Act.

            (c) TRANSFERABILITY AND NEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company and compliance with all applicable federal and state securities laws by the transferor and the transferee, PROVIDED HOWEVER, that with prior notice to the Company in the form of EXHIBIT B attached hereto and compliance with all applicable federal and state securities laws by the transferor and the transferee, the Holder may transfer this Warrant to any corporation, partnership or limited liability company controlling, controlled by, or under common control with the Holder. At the time of such transfer, the Holder and the transferee shall make such representations and take such actions (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company that such transfer does not require registration or qualification under the Act or any applicable state securities law, if requested by the Company and the transfer is to a person other than an affiliate of the initial Holder), and such legends shall be placed on the Warrant, as may be reasonably required in the opinion of counsel to the Company to permit the transfer of this Warrant without registration or qualification under the Act and any applicable state securities laws. Subject to the provisions of this Warrant with respect to compliance with the Act and applicable state securities laws, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. The Company shall act promptly to record transfers of this Warrant on its books, but the Company may treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors and assigns.

            8. RIGHTS OF STOCKHOLDERS. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action

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(whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares issuable upon exercise hereof shall have become deliverable, as provided herein.

     9. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     10. EXCHANGE OF WARRANT. Subject to the other provisions of this Warrant, on surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares of Common Stock issuable upon exercise thereof.

     11. NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed duly given and received when delivered personally or transmitted by facsimile, or one Business Day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being mailed by first-class registered or certified mail, postage prepaid, at the following addresses, or such other addresses as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time:

            If to the Company:      Fleetwood Enterprises, Inc.
                                    3125 Myers Street
                                    Riverside, California  92503
                                    Attn:  General Counsel
                                    Phone:  (909) 351-3500
                                    Facsimile:  (909) 351-3776

            If to the Holder:       Bain & Company, Inc.
                                    2 Copley Place
                                    Boston, Massachusetts
                                    Attn:  General Counsel
                                    Phone:  (617) 572-2994
                                    Facsimile:  (617) 880-0994

     12. WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

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     13.    GOVERNING LAW.  This Warrant shall be governed by and construed in accordance with the laws of the State of California, as such laws are applied to agreements entered into in California and to be performed solely by California residents.

     14. ATTORNEYS' FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including reasonable attorneys' fees.

     15. TITLES AND SUBTITLES; FORMS OF PRONOUNS. The titles of the Sections and Subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

Dated:  August 30, 2001

                                     FLEETWOOD ENTERPRISES, INC.,
                                     a Delaware corporation


                                     By: /s/ Forrest D. Theobald
                                         ------------------------------------
                                         Forrest D. Theobald
                                         Vice President - General Counsel and
                                         Secretary

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                                    EXHIBIT A

                               NOTICE OF EXERCISE
                   (To be signed only on exercise of Warrant)


To:  Fleetwood Enterprises, Inc.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _________ shares of Common Stock of Fleetwood Enterprises, Inc. (the "Company"), and herewith makes payment of $________________ in cash therefor and requests that the certificates for such shares be issued in the name of, and delivered to ____________________________ whose address is __________________________________
____________________________.

    The undersigned represents and warrants to the Company that (i) the undersigned or its designee is acquiring the shares covered hereby solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution hereof and that it will not offer, sell or otherwise dispose of such shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), and
(ii) the undersigned and its designee understand that neither the offer nor sale of the shares to be acquired have been registered or qualified under the Act or any state securities laws on the ground that the offer and sale is exempt from registration and qualification under Sections 4(2) and 18 of the Act, and the shares cannot be offered, sold or transferred except in compliance with the Act.


     Dated:
            ----------------                  ----------------------------------

                                              (Signature   must   conform  to
                                              name  of  holder  as specified on
                                              the face of the Warrant)

                                              ----------------------------------

                                              ----------------------------------
                                                                       (Address)

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                                    EXHIBIT B

                                 ASSIGNMENT FORM
     (To assign the Warrant where permitted, execute this form and supply required information.)


To:  Fleetwood Enterprises, Inc.

     FOR VALUE RECEIVED, the foregoing Common Stock Purchase Warrant and all rights evidenced thereby are hereby assigned to _____________________ whose address is ________________________________.


     Dated:
            -------------------------         ----------------------------------


                                              (Holder's signature must conform
                                              to name of holder as specified on
                                              the face of the Warrant)

                                              ----------------------------------

                                              ----------------------------------

                                                              (Holder's Address)